UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12

OPGEN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The Annual Meeting of Stockholders of OpGen, Inc. will be held on

September 30, 2020, at 10:00 a.m. local time at the offices of Ballard Spahr LLP located at
1909 K Street, NW, 12th Floor, Washington, DC 20006 *

PROXY STATEMENT, PROXY AND 2018 ANNUAL REPORT TO STOCKHOLDERS
ARE AVAILABLE AT:

http://www.pstvote.com/opgen2020

Dear Stockholder:

The Annual Meeting of Stockholders of OpGen, Inc. has been called to consider and act upon the following matters:

1.	Election of Directors. The election of the six directors named in the attached Proxy Statement, to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;
2.	2020 Stock Options Plan. To approve the Company’s 2020 Stock Options Plan and the grant thereunder of stock options to purchase an aggregate of 1.3 million shares of common stock, which the Company desires to make outside of its existing stockholder-approved equity incentive plan to its executive officers and non-employee members of the Board of Directors;
3.	Ratification of Appointment of Independent Accounting Firm. Ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and
4.	Other Matters. The transaction of such other business as may lawfully come before the Annual Meeting or any adjournment(s) thereof.

Our Board of Directors recommends a vote “FOR” all proposals.

Complete proxy materials, including the proxy card, are available to you on-line at http://www.pstvote.com/opgen2020 or upon your request by e-mail or first-class mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

This is not a ballot. You cannot use this notice to vote your shares. You may vote on-line, by mail or in person. If you wish to vote on-line, you will need your “Control Number” (which can be found in the bottom right hand corner of this notice) and the web address, all of which will be included with or on the proxy card located on the Internet website stated above or mailed to you at your request. No other personal information will be required in order to vote in this manner. If you wish to vote by mail, simply print out the proxy card located on the Internet website stated above, mark the proxy card accordingly, sign and return it to us at the address indicated on the proxy card. If you wish to vote in person at the Annual Meeting of Stockholders, simply check the box on the proxy card that you plan to attend. Your proxy card will not be used if you vote in person.

* As part of our precautions regarding the coronavirus (or “COVID-19”) pandemic, we are planning for the possibility that we may need to change the location of the Annual Meeting, or the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available on our website at https://ir.opgen.com/investors.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting To Be Held on September 30, 2020

(1)                 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

(2)                 The Notice of the Meeting, Proxy Statement, Proxy and 2019 Annual Report to Stockholders are available at http://www.pstvote.com/opgen2020.

(3)                 If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before September 23, 2020 to facilitate timely delivery, otherwise you will not receive a paper or e-mail copy.

To request a paper copy of these items:

•         Call our toll-free number – (866) 223-0448; or

•         Visit our website at http://www.pstvote.com/opgen2020; or

•         Send us an e-mail at info@philadelphiastocktransfer.com.

Please clearly identify: (i) the items you are requesting; (ii) OpGen, Inc.; (iii) your name along with the Control Number located in the lower right hand corner of this notice and (iv) the name and address to which the materials should be mailed.

By Order of the Board of Directors

By:	/s/ William E. Rhodes, III
William E. Rhodes, III Chairman of the Board of Directors